Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces First Quarter 2025 Financial Results

AUSTIN, Texas (May 7, 2025)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its first quarter ending March 31, 2025.

GAAP Results for the First Quarter 2025

•Revenue of $189.7 million, up 15 percent year-over-year and up 4 percent from fourth quarter 2024.

•GAAP gross margin of 53.2 percent, up from 49.7 percent in the prior-year quarter and 52.6 percent in fourth quarter 2024.

•GAAP net income of $4.8 million compared to GAAP net loss of $13.8 million for the prior-year quarter and GAAP net income of $0.2 million for fourth quarter 2024.

Non-GAAP Results for the First Quarter 2025

•Non-GAAP gross margin of 57.9 percent, up from 54.9 percent for the prior-year quarter and 57.4 percent from fourth quarter 2024.

•Adjusted EBITDA of $40.7 million, up from $25.2 million for the prior-year quarter and $37.6 million from fourth quarter 2024.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered strong results to start the year with solid performance across the business,” said Q2 Chairman and CEO Matt Flake. “Our first quarter bookings performance was marked by significant renewals and expansion activity, demonstrating the enduring value of our solutions to our customers. We believe the criticality of our technology, the breadth of our customer base, and our resilient business model—combined with a robust pipeline and strong renewal opportunity ahead — position us well to navigate and execute in the current market environment."

First Quarter Highlights

•Signed five Tier 1 and Enterprise contracts in the quarter highlighted by:
◦An expansion agreement with an existing Enterprise customer, a Top 50 US bank, utilizing our risk and fraud solutions.
◦A relationship pricing contract with a new Tier 1 customer.

•Subscription Annualized Recurring Revenue increased to $702.4 million, up 14 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $74 million sequentially and $379 million year-over-year, resulting in a total committed Backlog of approximately $2.3 billion at quarter-end, representing 3 percent sequential growth and 20 percent year-over-year growth.

Q2's Broad Portfolio Propels Bookings Success and Customer Renewals

Q2 delivered broad-based bookings activity in the quarter across all lines of business, highlighted by five Enterprise and Tier 1 deals across digital banking, relationship pricing, risk & fraud and Helix solutions. The first quarter demonstrated continued strength in renewal bookings, sustaining momentum from 2024. Notably, Q2 secured renewals with three of our top 10 largest customers across digital banking, Helix and relationship pricing. Renewal opportunities available for 2025 and 2026 are anticipated to be comparable to the levels seen over the past two years.

Q2's solutions address critical industry concerns, including deposit gathering and mitigating growing risk and fraud threats, while serving regional and community financial institutions with comprehensive offerings that enhance these institutions' competitive positions, community service capabilities, and risk management across various market conditions. We believe this focus on addressing fundamental, persistent challenges in the financial services sector positions Q2 to maintain continued demand for its solutions amidst uncertain macroeconomic conditions.

Q2's financial model and performance remain strong, with the company's scale and progress on profitability providing considerable visibility and durability. The company's critical role in helping financial institutions grow deposits, coupled with its broad and strategic customer base, underpins Q2's financial outlook for the year.

“We are pleased with our financial performance in the first quarter, delivering revenue and adjusted EBITDA results exceeding the high-end of our guidance," said Q2 CFO Jonathan Price. "Our strong financial foundation and track record of execution give us confidence in our ability to capitalize on market opportunities and continue delivering long-term value for our shareholders as we execute our profitable growth strategy throughout 2025 and beyond."

Financial Outlook

As of May 7, 2025, Q2 Holdings is providing guidance for its second quarter of 2025 and updated guidance for its full year 2025, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below includes adjusted EBITDA, which represents forward-looking, non-GAAP financial information. GAAP net income (loss) is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income (loss) or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss). However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the second quarter of 2025 as follows:

•Total revenue of $191.0 million - $195.0 million, which would represent year-over-year growth of 10 to 13 percent.

•Adjusted EBITDA of $41.0 million - $44.0 million, representing 21 to 23 percent of revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2025 as follows:

•Total revenue of $776.0 million - $783.0 million, which would represent year-over-year growth of 11 to 12 percent.

•Adjusted EBITDA of $170.0 million - $175.0 million, representing 22 percent of revenue for the year.

Conference Call Details

Date:	Wednesday, May 7, 2025
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman & CEO / Jonathan Price, CFO / Kirk Coleman, President
Conference Call Registration:	https://registrations.events/direct/Q4I6081048
Webcast Registration:	https://events.q4inc.com/attendee/698975862

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Beginning in the year ended December 31, 2024, because there was no impact of purchase accounting on revenue, our non-GAAP total revenue is now equivalent to our GAAP total revenue, and we have therefore not reported non-GAAP total revenue. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net income (loss) for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense and non-GAAP research and development expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP general and administrative expense excludes stock-based compensation and non-recurring legal settlements not in our ordinary course of business. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges and non-recurring legal settlements not in our ordinary course of business. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs. There was no deferred revenue reduction from purchase accounting or transaction-related costs in either of the three months ended March 31, 2025 or 2024.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: the enduring value of our solutions to our customers; the criticality of our technology; our diverse customer base; our resilient business model; our robust pipeline; our strong renewal opportunity ahead; our ability to navigate the current uncertain market environment and deliver on our financial expectations throughout 2025 and beyond; bookings momentum; anticipated renewal opportunities; the ability of our solutions to address critical industry concerns, while enhancing our customers' competitive positions, community service capabilities and risk management across various market conditions; our ability to maintain strong demand for our solutions amidst uncertain macroeconomic conditions; the continued strength of our financial model and performance; the ability of our scale and progress on profitability to provide a high degree of visibility and stability; our strong financial foundation; our ability to capitalize on market opportunities, navigate potential challenges and continue delivering long-term value for our shareholders as we execute our profitable growth strategy throughout 2025 and beyond; our ability to execute against our three-year target framework; and our quarterly and annual financial guidance.

The forward-looking statements contained in this press release are based upon our historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with recent U.S. tariffs and trade measures and resulting market volatility, including in the financial services sector, potential inflationary pressures and the impact of any monetary policy changes that may be implemented as a result, the possibility and potential impact of any retaliatory tariffs and the impact on the valuation of marketable securities; (b) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (c) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, elevated and fluctuating interest rates, instability in the financial services industry and any changes to or new financial regulations and their potential impacts on our prospects' and customers' operations, the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (d) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (e) the risks associated with the development of our solutions, including artificial intelligence, or AI, based solutions and changes to the market for our solutions compared to our expectations; (f) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (g) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (h) the risks associated with our transactional business which are typically driven by End User behavior and can be influenced by external drivers outside of our control; (i) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (j) the risks associated with geopolitical uncertainties or discord, including the heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (k) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and our arrangements with them, which may provide more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (l) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (m) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (n) the risks associated with the migration of a significant portion of the computing, storage and processing of our digital banking platform solutions from our third-party data centers to third-party public cloud service providers; (o) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (p) the risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (q) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (r) the risks inherent in third-party technology and implementation partnerships including defects, failures or interruptions in third-party services or solutions, that could cause harm to our business; (s) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (t) the general risks associated with the complexity of our customer arrangements and our solutions; (u) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (v) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (w) the risks associated with further consolidation in the financial services industry; (x) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (y) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the first quarter of 2025. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$383,902	$358,560
Restricted cash	1,575	2,233
Investments	102,147	88,066
Accounts receivable, net	62,597	42,084
Contract assets, current portion, net	6,370	7,888
Prepaid expenses and other current assets	21,729	23,512
Deferred solution and other costs, current portion	30,254	26,611
Deferred implementation costs, current portion	10,201	9,706
Total current assets	618,775	558,660
Property and equipment, net	28,025	31,528
Right of use assets	28,920	30,402
Deferred solution and other costs, net of current portion	28,300	28,116
Deferred implementation costs, net of current portion	27,403	26,408
Intangible assets, net	90,529	94,633
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	12,463	9,483
Other long-term assets	2,572	2,696
Total assets	$1,349,856	$1,294,795

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$57,468	$60,542
Convertible notes, current portion	190,514	190,331
Deferred revenues, current portion	174,094	137,700
Lease liabilities, current portion	10,084	10,327
Total current liabilities	432,160	398,900
Convertible notes, net of current portion	302,429	302,115
Deferred revenues, net of current portion	26,981	27,281
Lease liabilities, net of current portion	36,019	38,346
Other long-term liabilities	6,809	10,357
Total liabilities	804,398	776,999

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,206,649	1,183,893
Accumulated other comprehensive loss	(1,720)	(1,873)
Accumulated deficit	(659,477)	(664,230)
Total stockholders' equity	545,458	517,796
Total liabilities and stockholders' equity	$1,349,856	$1,294,795

Q2 Holdings, Inc.
Condensed Consolidated Statements Of Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024

Revenues	$189,735	$165,508
Cost of revenues (1)	88,745	83,256
Gross profit	100,990	82,252

Operating expenses:
Sales and marketing	26,527	25,445
Research and development	37,853	34,862
General and administrative	32,322	30,176
Amortization of acquired intangibles	93	4,828
Lease and other restructuring charges	2,006	1,126
Total operating expenses	98,801	96,437
Income (loss) from operations	2,189	(14,185)
Total other income, net	3,051	1,897
Income (loss) before income taxes	5,240	(12,288)
Provision for income taxes	(487)	(1,555)
Net income (loss)	$4,753	$(13,843)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	(24)	126
Foreign currency translation adjustment	177	(321)
Comprehensive income (loss)	$4,906	$(14,038)

Net income (loss) per common share
Basic	$0.08	$(0.23)
Diluted	$0.07	$(0.23)
Weighted average common shares outstanding
Basic	61,222	59,446
Diluted	64,820	59,446

(1) Includes amortization of acquired technology of $5.5 million for each of the three months ended March 31, 2025 and 2024.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,753	$(13,843)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	6,961	6,411
Depreciation and amortization	13,720	17,523
Amortization of debt issuance costs	543	496
Amortization of premiums and discounts on investments	(301)	(371)
Stock-based compensation expense	21,010	20,801
Deferred income taxes	(2,042)	(269)
Other non-cash items	465	405
Changes in operating assets and liabilities:	(1,578)	(17,717)
Net cash provided by operating activities	43,531	13,436
Cash flows from investing activities:
Net maturities (purchases) of investments	(13,805)	30,911
Purchases of property and equipment	(785)	(1,405)
Capitalized software development costs	(4,914)	(6,010)
Net cash provided by (used in) investing activities	(19,504)	23,496
Cash flows from financing activities:
Proceeds from exercise of stock options	547	8,404
Net cash provided by financing activities	547	8,404
Effect of exchange rate changes on cash, cash equivalents and restricted cash	110	(189)
Net increase in cash, cash equivalents and restricted cash	24,684	45,147
Cash, cash equivalents and restricted cash, beginning of period	360,793	233,632
Cash, cash equivalents and restricted cash, end of period	$385,477	$278,779

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP gross profit	$100,990	$82,252
Stock-based compensation	3,218	3,165
Amortization of acquired technology	5,505	5,504
Lease and other restructuring charges	144	7
Non-GAAP gross profit	$109,857	$90,928

Non-GAAP gross margin:
Non-GAAP gross profit	$109,857	$90,928
Revenues	189,735	165,508
Non-GAAP gross margin	57.9%	54.9%

GAAP sales and marketing expense	$26,527	$25,445
Stock-based compensation	(3,452)	(3,871)
Non-GAAP sales and marketing expense	$23,075	$21,574

GAAP research and development expense	$37,853	$34,862
Stock-based compensation	(4,042)	(3,843)
Non-GAAP research and development expense	$33,811	$31,019

GAAP general and administrative expense	$32,322	$30,176
Stock-based compensation	(10,298)	(9,922)
Non-recurring legal settlements	(1,750)	—
Non-GAAP general and administrative expense	$20,274	$20,254

GAAP operating income (loss)	$2,189	$(14,185)
Stock-based compensation	21,010	20,801
Amortization of acquired technology	5,505	5,504
Amortization of acquired intangibles	93	4,828
Lease and other restructuring charges	2,150	1,133
Non-recurring legal settlements	1,750	—
Non-GAAP operating income	$32,697	$18,081

Reconciliation of GAAP net income (loss) to adjusted EBITDA:
GAAP net income (loss)	$4,753	$(13,843)
Stock-based compensation	21,010	20,801
Depreciation and amortization	13,720	17,523
Lease and other restructuring charges	2,150	1,133
Non-recurring legal settlements	1,750	—
Provision for income taxes	487	1,555
Interest and other (income) expense, net	(3,160)	(1,936)
Adjusted EBITDA	$40,710	$25,233

Adjusted EBITDA margin	21.5%	15.2%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$43,531	$13,436
Purchases of property and equipment	(785)	(1,405)
Capitalized software development costs	(4,914)	(6,010)
Free cash flow	$37,832	$6,021

MEDIA CONTACT:	INVESTOR CONTACT:
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-210-854-7974	O: +1-512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com